Exhibit 16.1

November 3, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Lake Shore Savings and Loan Association (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 304 of Regulation S-K, as part of the Registration Statement on Form S-1 of Lake Shore Savings and Loan Association to be filed on or about November 3, 2005. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers LLP